SUB-ITEM 77E  LEGAL PROCEEDINGS

Since October 2003 Federated
 and related entities
collectively Federated
 and various Federated
funds Funds have been
named as defendants in
several class action
lawsuits now pending in the
United States District
Court for the District
of Maryland The lawsuits
were purportedly filed on behalf
of people who purchased
owned and/or redeemed
shares of Federated-sponsored
mutual funds during
specified periods beginning
November 1 1998 The suits are
 generally similar in alleging that
Federated engaged in illegal
 and improper trading practices
including market timing and
late trading in
concert with certain
institutional traders which
 allegedly caused financial
injury to the mutual fund
shareholders These lawsuits
began to be filed shortly
after Federateds first public
 announcement that
it had received requests for
information on shareholder
trading activities in the
Funds from the SEC the
Office of the New York State
Attorney General NYAG and other
authorities In that regard on
November 28 2005 Federated
 announced that it had reached
final settlements with the SEC
and the
NYAG with respect to those
matters Specifically the SEC
 and NYAG settled proceedings
against three
Federated subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC
made findings that Federated
Investment Management Company
FIMC an SEC-registered
investment adviser to various
Funds and Federated Securities
Corp an SEC-registered brokerdealer
and distributor for the Funds
violated provisions of the
Investment Advisers Act and
Investment
Company Act by approving but
not disclosing three market
timing arrangements or the
associated
conflict of interest between
FIMC and the funds involved
in the arrangements either
to other fund
shareholders or to the funds
board; and that Federated
Shareholder Services Company
formerly an
SEC-registered transfer agent
failed to prevent a customer
and a Federated employee from late trading in violation of provisions of the Investment Company Act The
NYAG found that such conduct
violated
provisions of New York State
law Federated entered into the
settlements without admitting or
 denying
the regulators findings As
Federated previously reported
 in 2004 it has already
paid approximately
$80 million to certain funds
as determined by an independent
consultant As part of these
settlements
Federated agreed to pay
disgorgement and a civil
money penalty in the aggregate
 amount of an
additional 72 million and
among other things agreed
that it would not serve as
investment adviser to
any registered investment
company unless i at least
75 of the funds directors
are independent of
Federated ii the chairman
of each such fund is
independent of Federated
iii no action may be taken
by the funds board or any
committee thereof unless
 approved by a majority
of the independent trustees
of the fund or committee
respectively and iv the
fund appoints a senior
 officer who reports to the
independent trustees and
is responsible for monitoring
compliance by the fund with
applicable laws and
fiduciary duties and for
managing the process by
which management fees
charged to a fund are
approved The settlements
are described in Federateds
 announcement which along
 with previous press
releases and related
communications on those
 matters is available
 in the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various
Funds have also been
named as defendants in
several additional lawsuits the
majority of which are
now pending in the United
States District Court for
the Western District of
Pennsylvania alleging
among other things
excessive advisory and
Rule 12b-1 fees
The board of the Funds
has retained the law
firm of Dickstein Shapiro
LLP to represent the Funds in these
lawsuits Federated and
the Funds and their
respective counsel are
reviewing the allegations
and intend
to defend this litigation
Additional lawsuits based
upon similar allegations
may be filed in the future
The
potential impact of these
lawsuits all of which seek
unquantified damages attorneys
 fees and expenses
and future potential
similar suits is uncertain
Although we do not believe
that these lawsuits will have a
material adverse effect
 on the Funds there can be
no assurance that these suits
 ongoing adverse publicity
and/or other developments
resulting from the regulatory
 investigations will not result
 in increased Fund
redemptions reduced sales
of Fund shares or other adverse
consequences for the Funds